Exhibit 10.1

EXECUTIVE EMPLOYMENT AGREEMENT

EXECUTIVE EMPLOYMENT AGREEMENT, dated February 4, 2025 (this “Agreement”), by and between Signing Day Sports, Inc., a Delaware corporation (the “Company”), and Damon Rich, an individual (“Executive”). Each of the Company and Executive are sometimes referred to in this Agreement individually as a “Party” and, collectively, as the “Parties.” This Agreement supersedes the Consulting Agreement, dated June 14, 2024, between Executive and the Company (the “Consulting Agreement”).

RECITALS

A. The Company wishes to secure the services of Executive as the Chief Financial Officer of the Company (with such other duties and/or offices in the Company or its affiliates as may be assigned by the Company’s Board of Directors (the “Board”)) upon the terms and conditions hereinafter set forth.

B. Executive wishes to render such services to the Company upon the terms and conditions hereinafter set forth.

C. The Consulting Agreement is hereby superseded by this Agreement in its entirety as of the date first set forth above.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. Employment by the Company. Subject to approval by the Board or its Compensation Committee, and reasonable pre-employment background screens, the Company agrees to employ Executive during the employment in the position of the Chief Financial Officer in which Executive will have such duties and responsibilities to the Company as are customary for such a position in companies comparable to the Company, and as are reasonably assigned, delegated, and determined with notice from time to time by the Board to the Executive, and Executive accepts such employment and agrees to perform such duties and responsibilities. Executive shall devote his full business time and attention exclusively to the Company and shall use Executive’s best efforts to faithfully carry out Executive’s duties and responsibilities hereunder, provided, however, that during the employment, Executive may serve on charitable and civic boards, subject to the prior approval of the Board, which approval shall not be unreasonably withheld, and so long as such position(s) do not limit or interfere with Executive’s duties to the Company hereunder or breach any agreement between Executive and the Company.

2. Principal Place of Work. Subject to the need for Executive to undertake reasonable business travel to carry out his duties and responsibilities to the Company, Executive’s principal place of work for the Company during the employment shall be at the Company’s office at 8355 East Hartford Drive, Suite 100, Scottsdale, AZ 85255. Executive may work remotely from Executive’s residence unless notified otherwise by a decision of the Board in accordance with the Company’s Second Amended and Restated Bylaws, as amended.

3. Termination. This Agreement may be terminated by either party upon sixty (60) days advance written notice. Termination of this Agreement shall in no way affect the Company’s obligation to pay Executive any compensation if accrued through the date of termination or to reimburse Executive for any approved expenses incurred on the behalf of the Company through the date of termination. Each Party’s obligations to perform under this Agreement shall terminate automatically upon the dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the other party’s property, assignment or trust mortgage for the benefit of creditors by the other party, the commencement of any proceeding under any bankruptcy, receivership or insolvency laws by the other Party or, if the action is not dismissed within ninety (90) days, against the other Party.

4. Compensation and Benefits.

(a) Fees. The Company shall pay to Executive $120.00 per hour for all services to be rendered by Executive under this Agreement, with the number of hours not exceeding 160 hours per month (the “Fees”). Executive will invoice the Company monthly indicating the number of hours during the previous month that Executive worked for the Company, including a description of the work performed and the Company will pay Executive within thirty (30) calendar days upon receipt of such invoice. The Company shall have no obligation to pay the Executive’s Fees following the date of the expiration or termination of this Agreement, whichever is earlier.

(b) Expenses. The Company shall pay or reimburse Executive for reasonable out-of-pocket business expenses incurred by Executive and directly related to all services to be rendered by Executive under this Agreement, provided that (i) such expenses are in accordance with the Company’s policies and procedures provided to Executive, (ii) any such expenses in excess of $500 are approved in advance by the Company, and (iii) Executive submit reasonable receipts or other appropriate documentation for such expenses. The Company shall pay the undisputed business expenses within five (5) business days after the Company’s receipt of an invoice or a receipt submitted by Executive.

(c) Benefits. Whether and to what extent Executive is entitled to receive benefits, if any, from the Company is set forth on Schedule 1 hereto.

(d) Equity Grants. Whether and to what extent Executive is entitled to receive equity grants (e.g., stock or stock options), if any, from the Company is set forth on Schedule 2 hereto.

(e) Severance. Whether and to what extent Executive is entitled to receive a severance payment, if any, from the Company upon the Executive’s termination of employment with the Company, whether by the Executive or the Company, is set forth on Schedule 3 hereto.

(f) Bonus(es). Whether and to what extent Executive is entitled to receive bonuses, if any, from the Company is set forth on Schedule 4 hereto.

(g) Withholding of Taxes. The Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, or obtaining worker’s compensation insurance on Executive’s behalf.

5. Payments Upon Termination. All compensation (including, without limitation, Fees) payable to Executive under Section 4 hereof shall cease as of the date of termination specified in the notice of termination from the Company or the Executive, subject to any severance compensation set forth on Schedule 3 hereto. The Company shall pay to Executive (or if Executive has died, to Executive’s estate) all previously earned, accrued, and unpaid Fees and benefits from the Company’s employee benefit plans in which Executive participated and is entitled to receive under the terms of those plans.

6. Conditions to Agreement Becoming Effective. In addition to any other conditions to this Agreement becoming effective set forth in this Agreement, this Agreement shall not become effective until: (a) Executive executes and returns to the Company the Employee Confidential Information and Inventions Assignment Agreement appended hereto as Attachment A, unless previously executed and still in effect on the date hereof, and (b) Executive provides requisite verification of the Executive’s right to work in the United States, as demonstrated by Executive’s completion of an I-9 form upon hire and submission of acceptable documentation (as noted on the I-9 form).

7. Other Provisions.

(a) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, emailed, telecopied, telegraphed or telexed, or sent by certified, registered or express mail, postage prepaid, to the Parties at the addresses specified on the signature page hereto, or at such other addresses as shall be specified by the Parties by like notice, and shall be deemed given so long as such provides a receipt of delivery, when so delivered personally, emailed, telecopied, telegraphed or telexed, or mailed.

(b) Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior contracts and other agreements, written or oral, with respect to such subject matter.

(c) Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege hereunder.

(d) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to the choice of law principles thereof.

(e) Dispute Resolution.

i. Unless otherwise provided in this Agreement, the Parties agree that the exclusive forum and venue for the resolution of any controversy or claim between them arising out of or relating to this Agreement, or breach thereof (a “Dispute”), shall be the state and federal courts whose jurisdictional territory includes the county in which Company’s principal place of business is located. Each Party consents to personal jurisdiction and venue in those courts for litigation of a Dispute, and each Party waives any forum non conveniens objection to litigating a Dispute in those courts. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY IRREVOCABLY WAIVES ITS RIGHT TO HAVE A TRIAL BY JURY FOR ANY LEGAL OR OTHER COURT PROCEEDING ADDRESSING A DISPUTE.

ii. As a condition precedent to a Party’s ability to commence litigation for a Dispute, the Party shall first give written notice to the other Party of the Dispute, and, no later than twenty-one (21) days after such notice is delivered, each Party (or a representative of each Party with authority to settle the Dispute for each Party) shall confer in good faith in an effort to resolve the Dispute. The notice of the Dispute shall include a reasonable description of the basis of the Dispute. Only after the Parties have conferred, or made a good faith effort to confer, in accord with this Section 9(e)(ii) may a Party commence litigation for the Dispute.

(f) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and any successors and assigns permitted or required by Section 7(g) hereof. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or such successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(g) Assignment. This Agreement, and Executive’s rights and obligations hereunder, may not be assigned by Executive. The Company may assign this Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer, or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed manually or by facsimile, scan, or other electronic means (e.g., DocuSign).

(i) Severability. If a court or other tribunal of competent jurisdiction or any foreign, federal, state, county, or local government or other governmental, regulatory, or administrative agency or authority holds that any term or provision of this Agreement is invalid, illegal, or unenforceable, such term or provision shall be considered severed from this Agreement and not affect the validity, legality, or enforceability of the remaining terms or provisions of this Agreement. Upon a holding that any term or provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify, or the court, tribunal, or regulatory or administrative agency or authority may modify, this Agreement to give effect to the original intent of the Parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(j) Drafting. Should any provision of this Agreement require interpretation or construction, it is agreed by Executive and the Company that the person interpreting or construing this Agreement shall not apply a presumption against one Party by reason of the rule of construction that a document is to be construed more strictly against the party who prepared the document.

(k) Headings. The headings and subheadings in this Agreement (e.g., “Drafting”) are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

[The remainder of this page is purposefully blank; the signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

COMPANY:

Signing Day Sports, Inc.

By:	/s/ Daniel D. Nelson
Name:	Daniel D. Nelson
Title:	Chief Executive Officer

Address: 8355 East Hartford Drive, Suite 100,
Scottsdale, AZ 85255

EXECUTIVE:

Damon Rich

/s/ Damon Rich

Address: 3227 W Knudsen Dr.

Phoenix, AZ 85027

Schedule 1

Benefits

None.

Schedule 2

Equity Grants

None.

Schedule 3

Severance

None.

Schedule 4

Bonuses

None.

Attachment A

(Employee Confidential Information and Inventions Assignment Agreement)